Exhibit 10.4

LIMITED CONSENT AND SECOND AMENDMENT TO LOAN FACILITIES LETTER AGREEMENT

This Second Amendment to Loan Facilities Letter Agreement (this “Amendment”), effective as of October 2, 2020, is by and among Better Choice Company Inc., a Delaware corporation (“Borrower”), Halo, Purely for Pets, Inc., a Delaware corporation (“Halo”), Trupet LLC, a Delaware limited liability company (“Trupet”), Bona Vida, Inc., a Delaware corporation (“Bona Vida” and together with Borrower, Halo, and Trupet, each a “Credit Party” and together the “Credit Parties”), the lenders party hereto (each a “Lender” and collectively the “Lenders”), and Bridging Finance Inc., as administrative agent (the “Agent”).  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Facilities Agreement (as defined below).

WITNESSETH:

WHEREAS, the Credit Parties entered into that certain Loan Facilities Letter Agreement dated as of December 19, 2019, by and among the Credit Parties, the Agent and the Lenders, as amended by that certain Limited Consent and First Amendment to Loan Facilities Letter Agreement dated as of July 17, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Facilities Agreement”), pursuant to which the Lenders have outstanding to the Credit Parties a  term loan in the principal amount of $20,500,000 (the “Bridging Term Facility);

WHEREAS, the Borrower is completing a private placement of Equity Interests that will yield to the Borrower gross proceeds of approximately $14,263,550 (the “Equity Financing”) and intends to use $11,379,999 of such proceeds to repay a portion of the outstanding principal amount and accrued and unpaid interest under the Bridging Term Facility (the “Partial Paydown”);

WHEREAS, the consummation by the Borrower of the Equity Financing and the Borrower’s Partial Paydown requires the written consent of the Agent under Section 19(a) and Section 19(w) of the Existing Facilities Agreement to avoid an Event of Default;

WHEREAS, the Credit Parties have requested that the Agent and the Lenders (i) consent to the Equity Financing and Partial Paydown, and (ii) enter into this Amendment to amend the Existing Facilities Agreement for certain purposes as provided herein; and

WHEREAS, (i) the Agent and the Lenders have agreed to consent to (a) the Borrower consummating the Equity Financing and (b) the Borrower making the Partial Paydown, each of (a) and (b) on and subject to the terms and conditions set forth herein, and (ii) the Agent, the Lenders, and the Credit Parties have agreed to amend the Existing Facilities Agreement as provided herein, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Agent, the Lenders, and the Credit Parties hereby agree as follows:

SECTION 1.   Limited Consents.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants, and agreements contained in this Amendment, the Agent and the Lenders hereby consent to the following:

1.1      Limited Consent to the Equity Financing.  The Borrower consummating the Equity Financing, provided that $11,379,999 of the proceeds of the Equity Financing are immediately used to make the Partial Paydown.

1.2     Limited Consent to the Partial Paydown.  The Borrower making the Partial Paydown, as opposed to a paydown of the Term Facility in an amount equal to the full amount of the gross proceeds of the Equity Financing, net of reasonable fees and out-of-pocket expenses, notwithstanding the requirement that proceeds from the sale of capital stock are to be used to repay the Facilities pursuant to Sections 12(a) and 19(w) of the Existing Facilities Agreement.

By its signature below, each Credit Party agrees that except as expressly provided herein, nothing herein shall be construed as a waiver or amendment of any provision of the Existing Facilities Agreement or a waiver of any Default or Event of Default now existing or hereafter arising under the Existing Facilities Agreement or any other Credit Document.  The consent contained herein is a limited one-time consent, and nothing contained herein shall obligate the Agent or the Lenders to grant any additional or future consent, or to grant (i) any waiver of any provision of the Existing Facilities Agreement or any other Credit Document or (ii) any waiver of any Default or Event of Default now existing or hereafter arising under the Existing Facilities Agreement or any other Credit Document.

SECTION 2.  Amendment to Existing Facilities Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants, and agreements contained in this Amendment, the Existing Facilities Agreement shall be amended in the manner provided in this Section 2 (as so amended, the “Facilities Agreement”).

2.1     Release of Guarantee.  The reference to John M. Word III (“Word”) as a Personal Guarantor under Section 2 of the Existing Facilities Agreement is hereby deleted.  Any and all Guarantees provided by Word to the Lenders or the Agent on behalf of the Lenders pursuant to the Existing Facilities Agreement, including, without limitation, the guarantees of Word contained in that certain Continuing Personal Guarantee of Word, Lori Taylor and Michael Young dated December 19, 2019 (the “Personal Guarantee”) (i) are hereby terminated in their entirety, rendered null and void and of no further force or effect and Word shall have no further liability or obligations under the Personal Guarantee, provided that, the guarantees of Lori Taylor and Michael Young shall continue in full force and effect and the Personal Guarantee will remain a Credit Document to that extent.

2.2      Bridging ABL Facility Commitment.  Schedule B of the Existing Facilities Agreement is amended and restated in its entirety to read as set forth on Schedule B attached hereto.

SECTION 3.   Conditions.  The consent in Section 1 of this Amendment and the amendment to the Existing Facilities Agreement contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1      Execution and Delivery.  Each Credit Party, the Agent, and the Lenders shall have executed and delivered this Amendment.

3.2      No Default.  After giving effect to the amendment contained herein, no Default shall have occurred and be continuing.

3.3      Fees.  The Borrower shall have paid to the Agent all fees set forth in Section 10(d) of the Existing Facilities Agreement that are due as of the date of this Amendment.

3.4      Repayment in Full of Bridging ABL Facility.  The Agent shall have received the Partial Paydown.

3.5         Other Documents.  The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent.

3.6      Legal Matters Satisfactory.  All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent.

SECTION 4.   Representations and Warranties of the Credit Parties.  To induce the Agent and the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Agent and the Lenders as follows:

4.1     Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments contained herein, each representation and warranty of the Borrower or any other Credit Party contained in the Existing Facilities Agreement or in any other Credit Document is true and correct in all material respects on the date of this Amendment (except that any representation or warranty which by its terms was made as of a specified date shall be true and correct in all material respects only as of such specified date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).

4.2     Corporate Authority; No Conflicts.  The execution, delivery and performance by the Credit Parties of this Amendment and all documents, instruments and agreements contemplated herein are within each Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except as permitted under the Facilities Agreement.

4.3     Enforceability.  This Amendment constitutes the valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 5.   Miscellaneous.

5.1     Reaffirmation of Credit Documents and Liens.  By its signature below, each Credit Party hereby (a) acknowledges and agrees that, except as expressly provided herein, the Existing Facilities Agreement and each of the other Credit Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect, (b) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Existing Facilities Agreement and each other Credit Document to which it is a party, (c) ratifies and reaffirms all of the Liens granted by it to secure the payment and performance of the Obligations and (d) acknowledges that the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of (i) any right, power or remedy of the Agent or any Lender under any of the Credit Documents or (ii) any Default now existing or hereafter arising.  Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Existing Facilities Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Facilities Agreement, and each reference in the other Credit Documents to “the Facilities Agreement”, “thereunder”, “thereof” or words of like import referring to the Facilities Agreement, shall mean and be a reference to the Existing Facilities Agreement as modified hereby.  This Amendment is a Credit Document, and all provisions in the Existing Facilities Agreement pertaining to Credit Documents apply hereto.

5.2      Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3     Legal Expenses.  Notwithstanding anything to the contrary herein, the Credit Parties hereby agree to pay all reasonable fees and expenses of special counsel to the Agent incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents required to be paid pursuant to Section 10(d) of the Facilities Agreement.

5.4      Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until the Credit Parties, the Lenders, and the Agent have executed a counterpart.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5     Complete Agreement.  THIS AMENDMENT, THE EXISTING FACILITIES AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6      Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7      Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	BETTER CHOICE COMPANY INC.

	By:	/s/ Werner von Pein
Name:	Werner Von Pein
Title:	Chief Executive Officer

GUARANTORS:	HALO, PURELY FOR PETS, INC.

	By:	/s/ Werner von Pein
Name:	Werner Von Pein
Title:	Chief Executive Officer

BONA VIDA, INC.

By:	/s/ Werner von Pein
Name:	Werner Von Pein
Title:	Chief Executive Officer

TRUPET LLC

By:	/s/ Werner von Pein
Name:	Werner Von Pein
Title:	Chief Executive Officer

Second Amendment – Signature Page

AGENT:	BRIDGING FINANCE INC.,

	By:	/s/ Lekan Temidire
Name:	Lekan Temidire
Title:	Managing Director

LENDERS:	BRIDGING INCOME FUND LP,

	By:	/s/ Lekan Temidire
Name:	Lekan Temidire
Title:	Managing Director

BRIDGING MID-MARKET FUND LP,

By:	/s/ Lekan Temidire
Name:	Lekan Temidire
Title:	Managing Director

Second Amendment – Signature Page

SCHEDULE B

LENDERS AND COMMITMENTS

Lender	Term Facility Commitment	Revolving Facility Commitment
Bridging Income Fund LP	$0	$0
Bridging Mid-Market Fund LP	$9,500,000	$0

Schedule B